UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report: February 19, 2016
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STONEGATE MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)
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Ohio	001-36116	34-1194858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9190 Priority Way West Drive, Suite 300
Indianapolis, Indiana
(Address of principal executive offices)
Registrant’s telephone number, including area code: (317) 663-5100
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective March 4, 2016, Robert B. Eastep, CFA, Chief Financial Officer of Stonegate Mortgage Corporation (the “Company”), has resigned to pursue other opportunities.

(c)
Effective March 4, 2016, Carrie P. Preston, CPA, will become the Company’s Chief Financial Officer.  Ms. Preston is 45 years old and has extensive experience in the banking and mortgage finance industries, including serving as a chief financial officer and chief accounting officer.

Since October 22, 2014, Ms. Preston has served as the Company’s Chief Accounting Officer. From July 2014 to October 21, 2014, Ms. Preston served as an independent consultant specializing in management and accounting consulting services. Prior to that, from April 2013 to June 2014 Ms. Preston served as Chief Financial Officer for Union Mortgage Group. Union Mortgage Group is a non-bank affiliate of Union First Market Bankshares, a NASDAQ-listed community bank headquartered in Richmond, VA. Prior to Union Mortgage Group, from September 2012 to March 2013 Ms. Preston served as assistant controller for NewMarket Corporation, a NYSE-listed company that is the parent for various chemical and petroleum manufacturers and a real estate management firm. Prior to NewMarket, from June 2009 to September 2012 Ms. Preston served as director of financial reporting and chief accounting officer for Performance Food Group, a leading U.S. foodservice company and distributor with over 11,000 employees. Ms. Preston’s additional experience includes serving as chief financial officer of Saxon Capital, Inc., a real estate investment trust that was a leading independent residential mortgage lender and servicer and a subsidiary of Morgan Stanley. Prior to its sale to Morgan Stanley, when Saxon was publicly listed on the NYSE, she was senior vice president and controller. She was also a Senior Manager for KPMG where she focused on financial services clients. Ms. Preston has a Bachelor of Business Administration, with a concentration in Accounting and minor in French, from The College of William and Mary.
Material terms of Ms. Preston’s compensation will include an initial annual base salary of $275,000 and eligibility to participate in the Company’s Annual Incentive Plan. Ms. Preston will also be eligible to participate in the Company’s employee benefits plans, programs and policies on terms offered to similarly situated employees. In connection with his commencement of employment, the Company will also provide Mr. Preston with a formal employment contract that may include, among other terms, certain change of control provisions.
The descriptions of the terms set forth above are not complete and are qualified in all respects by reference to the terms of the employment agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016.
The news release of the Company dated February 19, 2016 announcing these changes is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 attached hereto is being furnished and, as a result, such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(a) – (c) Not applicable
(d) Exhibits:
99.1     Text of press release by the Company dated February 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION (Registrant)

Date: February 19, 2016	By:	/s/ Richard A. Kraemer
Richard A. Kraemer
Chief Executive Officer
(On behalf of the Registrant and as its principal executive officer)

EXHIBIT INDEX

Exhibit     Description
99.1     Text of press release by the Company dated February 19, 2016